Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274430

Prospectus Supplement
(To Prospectus dated September 29, 2023)

1,911,764 Shares

Washington Trust Bancorp, Inc.

Common Stock

We are offering 1,911,764 shares of our common stock, par value $0.0625 per share, our “common stock.”

Our common stock is listed on the Nasdaq Global Select Market, or “Nasdaq,” under the symbol “WASH.” The last reported sale price of our common stock on Nasdaq on December 12, 2024 was $36.30 per share.

	Per Share	Total
Public offering price	$34.00	$64,999,976.00
Underwriting discounts and commissions(1)	$1.70	$3,249,998.80
Proceeds, before expenses, to us(2)	$32.30	$61,749,977.20
(1) See “Underwriting” for additional information regarding the compensation payable to the underwriter.
(2) Assumes no exercise of the underwriter’s option to purchase additional shares described below.

We have granted the underwriter an option to purchase up to 286,764 additional shares of our common stock on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement.

Investing in our common stock involves certain risks. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission, or the “SEC,” which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of certain risks that should be considered in connection with an investment in our common stock.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the “FDIC,” or any other governmental agency.

None of the SEC, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System, or the “Federal Reserve,” or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares on or about December 16, 2024.

Sole Book-Running Manager

BofA Securities

Prospectus Supplement dated December 12, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

We have not, and the underwriter has not, authorized anyone to provide any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or in any free writing prospectuses we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying base prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying base prospectus is current only as of the respective dates of such documents.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying base prospectus to the terms “Washington Trust,” the “Corporation,” “we,” “our,” and “us” refer to Washington Trust Bancorp, Inc., together with all of its subsidiaries and affiliates.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, dated September 29, 2023, which provides more general information about the securities we may offer from time to time, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus, together with additional information described under the heading “Incorporation by Reference.”

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying base prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus filed by us with the SEC related to this offering before investing in our common stock, including the information contained in the documents identified under the heading “Incorporation by Reference” below.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus and information incorporated by reference herein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, the “Exchange Act,” such as statements relating to the financial condition, prospective results of operations, future performance or expectations, plans, objectives, prospects, loan loss allowance adequacy, simulation of changes in interest rates, capital spending, finance sources and revenue sources of the Corporation. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management’s projections, estimates, assumptions, and judgments constitute forward-looking statements. These forward looking statements, which are based on various assumptions (some of which are beyond the Corporation’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology such as “believe,” “expect,” “estimate,” “anticipate,” “continue,” “plan,” “approximately,” “intend,” “objective,” “goal,” “project” or other similar terms or variations on those terms, or the future or conditional verbs such as “will,” “may,” “should,” “could” and “would.”

Before you invest in our common stock, you should be aware that the occurrence of the events discussed under the heading “Risk Factors” in this prospectus supplement and in the information incorporated by reference herein (including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC under the Exchange Act) could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•changes in general business and economic conditions on a national basis and in the local markets in which we operate;

•changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity;

•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;

•changes in loan demand and collectability;

•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;

•ongoing volatility in national and international financial markets;

•reductions in the market value or outflows of wealth management assets under administration;

•decreases in the value of securities and other assets;

•increases in defaults and charge-off rates;

•changes in the size and nature of our competition;

•changes in legislation or regulation and accounting principles, policies and guidelines;

•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;

•regulatory, litigation and reputational risks; and

•changes in the assumptions used in making such forward-looking statements.
S-iv

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference herein. The forward-looking statements contained or incorporated by reference in this prospectus supplement relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand this offering of our common stock. You should read this prospectus supplement and the accompanying base prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as the other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in our common stock is appropriate for you.

Washington Trust Bancorp, Inc.

Washington Trust Bancorp, Inc., a publicly-owned registered bank holding company that has elected to be a financial holding company, was organized in 1984 under the laws of the state of Rhode Island. The Corporation’s common stock trades on Nasdaq under the symbol WASH. The Corporation owns all of the outstanding common stock of The Washington Trust Company, of Westerly, or the “Bank,”, a Rhode Island chartered financial institution founded in 1800. The Corporation was formed in 1984 under a plan of reorganization in which outstanding common shares of the Bank were exchanged for common shares of the Corporation. At September 30, 2024, Washington Trust had total assets of $7.1 billion, total deposits of $5.2 billion and total shareholders’ equity of $502.2 million.

The Bank provides a full range of financial services, including commercial, residential and consumer lending, retail and commercial deposit products, and wealth management and trust services. The deposits of the Bank are insured by the FDIC, subject to regulatory limits. The Bank has a registered investment adviser subsidiary, Washington Trust Advisors, Inc. The Bank also has a mortgage banking subsidiary, Washington Trust Mortgage Company LLC, that is licensed to do business in Rhode Island, Massachusetts, Connecticut and New Hampshire. The Corporation’s residential mortgage origination business conducted in residential mortgage lending offices located outside of Rhode Island is performed by this Bank subsidiary.

Our principal executive office is located at 23 Broad Street, Westerly, Rhode Island 02891, and our telephone number is (401) 348-1200. Our website address is www.washtrust.com. Information on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. You can find additional information regarding the Corporation in its filings with the SEC referenced in the section of this document titled “Incorporation by Reference” below.

Additional information about us and our subsidiaries is included in the documents incorporated by reference herein.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Common Stock” section of this prospectus supplement and the accompanying base prospectus.

Issuer:	Washington Trust Bancorp, Inc., a Rhode Island corporation.
Shares of Common Stock Offered by Us:	1,911,764 shares of our common stock (or 2,198,528 shares of our common stock if the underwriter’s option to purchase additional shares is exercised in full).
Shares of Common Stock to be Outstanding Immediately After this Offering:(1)	18,970,177 shares of our common stock (or 19,256,941 shares of our common stock if the underwriter’s option to purchase additional shares is exercised in full).
Option to Purchase Additional Shares of Common Stock	We have granted the underwriter an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 286,764 shares of our common stock.
Public Offering Price:	$34.00 per share.
Lock-Up Agreements:	Certain of our directors and executive officers have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities for a period of 90 days after the date of this prospectus supplement without the consent of the underwriter. See “Underwriting” in this prospectus supplement.
Listing:	Our common stock is listed on the Nasdaq Global Select Market under the symbol “WASH.”
Tax Consequences:	For discussion of the tax consequences related to this offering, see “Material U.S. Federal Income Tax Considerations for Holders of Common Stock” in this prospectus supplement.
_______________________________
(1) Based on the number of shares of our common stock issued and outstanding as of September 30, 2024, excluding: (i) 339,138 shares of common stock reserved for issuance under our equity compensation plans, (ii) 403,995 shares of common stock subject to outstanding stock options having a weighted average exercise price of $44.41 per share and (iii) 332,800 shares of common stock subject to unvested restricted stock units, in each case as of September 30, 2024, which are not considered outstanding.

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $61.3 million, or approximately $70.5 million if the underwriter exercises its option to purchase additional shares in full, in each case after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering for general corporate purposes to support continued organic growth and capital generation, which are expected to include investments in the Bank and Bank balance sheet optimization strategies involving the sale of lower-yielding loans and available for sale debt securities, the repayment of wholesale funding balances and the purchase of debt securities with current market yields. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds. See “Use of Proceeds.”
Risk Factors:	An investment in our common stock involves risks. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as other information included or incorporated by reference in this prospectus supplement before deciding whether to invest in our common stock.
Transfer Agent and Registrar:	Broadridge Corporate Issuer Solutions, LLC.

Unless we indicate otherwise, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes no exercise of the underwriter’s option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves risks, including the risks described below that are specific to this offering and those that could affect us, our business and our common stock. You should not purchase shares of our common stock in this offering unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC under the Exchange Act that are incorporated by reference herein.

Risks Related to Our Common Stock and this Offering

The price of our common stock is volatile and may decline.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•actual or anticipated fluctuations in our operating results, financial condition or quality of our assets;

•changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•news reports relating to trends, concerns, and other issues in the financial services industry;

•speculation in the press or investment community;

•failure to meet analysts’ revenue or earnings estimates;

•changes in expectations as to our future financial performance;

•strategic actions by us or our competitors, such as acquisitions or restructurings;

•announcements of innovations, technology, new products, strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•future sales of our equity or equity-related securities;

•actions by institutional shareholders;

•fluctuations in the stock price and operating results of our competitors;

•proposed or adopted regulatory changes or developments, including changes in accounting policies;

•proposed or adopted changes or developments in tax policies or rates;

•anticipated or pending investigations, proceedings or litigation that involve or affect us;

•changes in global financial markets and global economies and general market conditions, such as interest rates, stock, commodity or real estate valuations or volatility; or

•domestic and international economic factors unrelated to our performance.

A significant decline in our stock price could result in substantial losses for individual shareholders.

Our management and board of directors will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our failure to utilize these funds effectively could reduce our profitability. We intend to use the net proceeds of this offering for general corporate purposes to support continued organic growth and capital generation, which are expected to include investments in the Bank and Bank balance sheet optimization strategies involving the sale of lower-yielding loans and available for sale debt securities, the repayment of wholesale funding balances and the purchase of debt securities with current market yields, as described under the heading “Use of Proceeds.” The repositioning transactions and their results, as well as their outcome for the Corporation and the Bank, will be subject to market conditions and other factors. If we do not complete the repositioning transactions, or if the repositioning transactions do not have the anticipated results, then we may not fully realize the anticipated benefits of such transactions and any new capital raised may not be deployed as effectively as possible to increase profitability and growth. Additionally, investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting shareholder returns, including earnings per share, return on assets and return on equity. As a result, the market price of our common stock may be adversely affected.

Common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock. In the event of our liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any preferred stock of that subsidiary.

We may borrow funds or issue additional debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock, common stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate with certainty the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, the borrowing of funds or issuance of debt would increase our leverage and decrease our liquidity, and the issuance of additional equity securities would dilute the interests of our existing shareholders.

Securities issued by us, including our common stock, are not FDIC insured.

Securities issued by us, including our common stock, are not savings or deposit accounts or other obligations of any bank and are not insured by the FDIC or any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of principal.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, as a bank holding company, our ability to pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. Dividends also may be limited as a result of safety and soundness considerations. In addition, revenues of the Corporation are derived primarily from dividends paid to it by the Bank. The right of Washington Trust Bancorp, Inc., and consequently the right of shareholders of Washington Trust Bancorp, Inc., to participate in any distribution of the assets or earnings of its subsidiaries, through the payment of such dividends or otherwise, is subject to the prior claims of creditors of the subsidiaries, including, with respect to the Bank, depositors of the Bank, except to the extent that certain claims of the Corporation in a creditor capacity may be recognized. The FDIC has the authority to use its enforcement powers to prohibit the Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by the Bank that will result in the Bank failing to meet its applicable capital requirements on a pro forma basis. Payment of dividends by the Bank is also restricted pursuant to various state regulatory limitations.

Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.

We are a bank holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended, or the “BHC Act,” owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, or the “CBC Act,” without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then outstanding shares in a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. In addition, Rhode Island law requires the prior approval of the Superintendent of the Rhode Island Department of Business Regulation, Banking Regulation Division for (i) the acquisition of more than 5% of the voting shares of a Rhode Island financial institution or Rhode Island bank or any financial institution holding company that controls a Rhode Island financial institution or Rhode Island bank by certain banking entities, or (ii) the acquisition by a Rhode Island financial institution or Rhode Island bank or a Rhode Island financial institution holding company of more than 5% of the voting shares of a financial institution or a foreign bank. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act, the CBC Act or Rhode Island law.

Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the availability of those shares for sale could adversely affect the market price of our common stock. In addition, future issuances of equity securities, including pursuant to outstanding options, could dilute the interests of our existing shareholders and could cause the market price of our common stock to decline. We may issue such additional equity or convertible securities to raise additional capital. Depending on the amount offered and the levels at which we offer the stock, issuances of common or preferred stock could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock, phantom shares, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as shares of the restricted stock vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. We cannot predict with certainty the effect that future sales of our common stock would have on the market price of our common stock.

Future capital offerings may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources or, if our or our banking subsidiaries’ capital ratios fall below required minimums, we could be forced to raise additional capital by making additional offerings of debt, common or preferred stock, trust preferred securities, and senior or subordinated notes. In the event of our liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Moreover, we cannot assure you that such capital will be available to us on acceptable terms or at all. Our inability to raise sufficient additional capital on acceptable terms when needed could adversely affect our businesses, financial condition and results of operations.

Risks Related to Our Business, Industry and Regulatory Environment

For risks associated with our business, industry and regulatory environment, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $61.3 million, or approximately $70.5 million if the underwriter exercises its option to purchase additional shares in full, in each case after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering for general corporate purposes to support continued organic growth and capital generation, which are expected to include investments in the Bank and Bank balance sheet optimization strategies involving the sale of lower-yielding loans and available for sale debt securities, the repayment of wholesale funding balances and the purchase of debt securities with current market yields. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.

Pending the application of the net proceeds for the purposes described above, we may initially invest the net proceeds from this offering in short-term, investment-grade instruments, interest-bearing securities or obligations, or apply them to the reduction of other indebtedness.

Our management and board of directors will have broad discretion in the use of the net proceeds of this offering. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of this offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of September 30, 2024 on an actual basis and as adjusted to give effect to this offering. You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2024 (unaudited)
(dollars in thousands, except par value)	Actual	As Adjusted for this offering (1)
Liabilities
Non-interest bearing deposits	$665,706	$665,706
Interest-bearing deposits	4,506,184	4,506,184
Total deposits	5,171,890	5,171,890
Federal Home Loan Bank advances	1,300,000	1,300,000
Junior subordinated debentures	22,681	22,681
Operating lease liabilities	30,237	30,237
Other liabilities	114,534	114,534
Total liabilities	$6,639,342	$6,639,342
Shareholders’ equity
Common stock of $.0625 par value; authorized 60,000,000 shares; 17,363,457 shares issued and 17,058,413 shares outstanding at September 30, 2024 (2)	$1,085	$1,204
Paid in Capital	126,698	187,849
Retained earnings	505,654	505,654
Accumulated other comprehensive loss	(117,158)	(117,158)
Treasury stock, at cost, 305,044 shares at September 30, 2024	(14,050)	(14,050)
Total shareholders’ equity	$502,229	$563,499
Total liabilities and shareholders’ equity	$7,141,571	$7,202,841
Capital Ratios:
Total Capital (to Risk-Weighted Assets)	12.21%	13.42%
Tier 1 Capital (to Risk-Weighted Assets)	11.39%	12.60%
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	10.95%	12.16%
Tier 1 Capital (to Average Assets)	7.85%	8.69%
(1)Does not give effect to the application of the net proceeds from this offering.
(2)Based on the number of shares of our common stock issued and outstanding as of September 30, 2024 and assumes that 1,911,764 shares of common stock are sold in this offering and that the underwriter does not exercise its option to purchase additional shares. This share balance excludes: (i) 339,138 shares of common stock reserved for issuance under our equity compensation plans, (ii) 403,995 shares of common stock subject to outstanding stock options having a weighted average exercise price of $44.41 per share and (iii) 332,800 shares of common stock subject to unvested restricted stock units, in each case as of September 30, 2024, which are not considered outstanding.

DESCRIPTION OF COMMON STOCK

Please refer to “Description of Common Stock” in the accompanying base prospectus for a summary of the material terms and provisions of the common stock being offered hereby. This summary includes information relating to the following: dividend and voting rights, liquidation, no preemptive or redemption rights, provisions affecting a potential change in control of the Corporation and other provisions of our certificate of incorporation, our bylaws and federal and state laws affecting our shareholders.

We are authorized to issue 60,000,000 shares of common stock, par value $0.0625 per share. As of September 30, 2024, there were 17,058,413 shares of our common stock outstanding. As of that date, 339,138 shares of common stock reserved for issuance under our equity compensation plans, 403,995 shares of common stock subject to outstanding stock options having a weighted average exercise price of $44.41 per share and 332,800 shares of common stock subject to unvested restricted stock units, which are not considered outstanding.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering. This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences that may be relevant to investors in light of their particular circumstances.

Special rules different from those described below may apply to certain investors that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the “Code,” such as:

•insurance companies, banks and other financial institutions;

•tax-exempt organizations (including private foundations), governmental organizations and tax-qualified retirement plans;

•foreign governments and international organizations;

•broker-dealers and traders in stock, securities, commodities or currencies;

•regulated investment companies;

•U.S. expatriates and former citizens or long-term residents of the United States;

•Non-U.S. Holders (as defined below) that own, or are deemed to own, more than 5% of our common stock (directly, indirectly or by attribution);

•persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•U.S. Holders (as defined below) whose functional currency for U.S. tax purposes is not the U.S. dollar;

•persons who have elected to mark securities to market;

•persons who do not hold our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes); and

•partnerships and other pass-through entities (including regulated investment companies, real estate investment trusts or S corporations), and investors in such pass-through entities (regardless of their places of organization or formation).

Such investors are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the

Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, other than a partnership or other pass-through entity, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.
Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

Tax Consequences to U.S. Holders

Distributions on Common Stock

Distributions paid on common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. The tax treatment of such gain is further described in “—Sale or Other Disposition of Common Stock” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. Any such distributions will also be subject to the discussions below under the section titled “—Information Reporting and Backup Withholding.”

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if you have held the common stock for more than one year. The amount of the gain or loss will equal the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to any payments of dividends on our common stock and gross proceeds on the sale or other disposition of our common stock, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from common stock. If you are not a Non-U.S. Holder, this section does not apply to you.

Distributions on Common Stock

Distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from the sale or other disposition of our common stock as described below under the section titled “—Sale or Other Disposition of Common Stock.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business within the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if shares of our common stock are held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the section below titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Sale or Other Disposition of Common Stock

Subject to the discussion below under the sections titled “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2), unless any class of our stock is regularly traded on an established securities market and the Non-U.S. Holder disposes of such class of stock and holds no more than 5% of such class of stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the Non-U.S. Holder held such class of stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Information Reporting and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from the withholding rules described above, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or “FATCA,” on certain types of payments, including dividends to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid in respect of our common stock and the gross proceeds of the disposition on our common stock (subject to the proposed regulations discussed below) paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our notes or common stock, which may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX LAWS.

UNDERWRITING
BofA Securities, Inc. is acting as underwriter for the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the Bank and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, 1,911,764 shares of common stock from us.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $1.02 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$34.00	$64,999,976.00	$74,749,952.00
Underwriting discount	$1.70	$3,249,998.80	$3,737,497.60
Proceeds, before expenses, to Washington Trust	$32.30	$61,749,977.20	$71,012,454.40
The expenses of the offering, not including the underwriting discount, are estimated at $480,000 and are payable by us. The underwriter has agreed to reimburse certain expenses in connection with this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 286,764 additional shares at the public offering price, less the underwriting discount. If the underwriter exercises this option, it will be obligated, subject to conditions contained in the underwriting agreement, to purchase such number of additional shares.

No Sales of Similar Securities; Lock-Up Agreements

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•offer, pledge, sell or contract to sell any common stock;

•sell any option or contract to purchase any common stock;

•purchase any option or contract to sell any common stock;

•grant any option, right or warrant for the sale of any common stock;

•lend or otherwise dispose of or transfer any common stock;

•request or demand that we file or make a confidential submission of a registration statement related to the common stock; or

•enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “WASH.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have in the past performed commercial banking, investment banking and/or advisory services for us and our affiliates in the ordinary course of their business for which they have received customary fees and reimbursement of expenses and may in the future, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement and the accompanying base prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offer to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

a.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require Washington Trust or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with Washington Trust and the underwriter that it is a qualified investor as defined under Article 2 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public of any shares other than their offer or resale in a Relevant State to qualified investors as defined under Article 2 of the Prospectus Regulation or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

Washington Trust, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

In connection with the offering, the underwriter is not acting for anyone other than Washington Trust and will not be responsible to anyone other than Washington Trust for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement and the accompanying base prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”).

No shares have been offered or will be offered pursuant to the offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the United Kingdom, except that shares may be offered to the public in the United Kingdom at any time:

a.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of the shares shall require Washington Trust or the underwriter to publish a prospectus pursuant to section 85 of the FSMA.

Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with Washington Trust and the underwriter that it is a qualified investor as defined under Article 2 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public of any shares other than their offer or resale in the United Kingdom to qualified investors as defined under Article 2 of the UK Prospectus Regulation or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

Washington Trust, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

In connection with the offering, the underwriter is not acting for anyone other than Washington Trust and will not be responsible to anyone other than Washington Trust for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The communication of this prospectus supplement, the accompanying base prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and this prospectus supplement, the accompanying base prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying base prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying base prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom such distribution may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying base prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying base prospectus and any other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying base prospectus or any other documents and/or materials relating to the issue of the shares offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Washington Trust.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Corporation, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

a.to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.where no consideration is or will be given for the transfer;

c.where the transfer is by operation of law; or

d.as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and with respect to matters of Rhode Island law, including the validity of the shares of common stock offered hereby, Partridge Snow & Hahn LLP, Providence, Rhode Island. Certain legal matters related to the offering will be passed upon for the underwriter by Sidley Austin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Washington Trust as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in Washington Trust Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.washtrust.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01:

•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024;

•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 7, 2024, August 6, 2024 and November 7, 2024, respectively;

•our Current Reports on Form 8-K filed with the SEC on January 30, 2024, February 12, 2024, April 25, 2024 and May 28, 2024;

•portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023; and

•the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on August 16, 1996, including any subsequently filed amendments and reports updating such description.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may make a request by writing to us at the following address or calling the following telephone number:

Washington Trust Bancorp, Inc.
Attention: Corporate Secretary
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200

PROSPECTUS

$150,000,000
Washington Trust Bancorp, Inc.
Common Stock
Preferred Stock
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units

We may offer and sell from time to time, separately or together, in multiple series or in one or more offerings, any combination of common stock, preferred stock, depositary shares, debt securities, warrants, and units, up to a maximum aggregate offering price of $150,000,000.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is traded on the Nasdaq Global Select Market, or “Nasdaq,” under the trading symbol “WASH.” The last reported sale price of the common stock on September 1, 2023 was $28.75 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying supplement and in any documents incorporated by reference in this prospectus.
See “Risk Factors” on page 3.

The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is September 29, 2023.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to the financial condition, prospective results of operations, future performance or expectations, plans, objectives, prospects, loan loss allowance adequacy, simulation of changes in interest rates, capital spending, finance sources and revenue sources of the Corporation. These statements relate to expectations concerning matters that are not historical facts. Accordingly, statements that are based on management’s projections, estimates, assumptions, and judgments constitute forward-looking statements. These forward looking statements, which are based on various assumptions (some of which are beyond the Corporation’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “anticipate”, “continue”, “plan”, “approximately”, “intend”, “objective”, “goal”, “project”, or other similar terms or variations on those terms, or the future or conditional verbs such as “will”, “may”, “should”, “could”, and “would”.

Such forward-looking statements reflect our current views and expectations based largely on information currently available to our management, and on our current expectations, assumptions, plans, estimates, judgments, and projections about our business and our industry, and they involve inherent risks and uncertainties. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, the Corporation cannot give you any assurance that its expectations will in fact occur or that its estimates or assumptions will be correct. The Corporation cautions you that actual results could differ materially from those expressed or implied by such forward-looking statements as a result of, among other factors, the factors referenced herein under the section captioned “Risk Factors” on page 3 of this prospectus; changes in political, business and economic conditions (including inflation and concerns about liquidity); interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits; changes in loan demand and collectability; the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; ongoing volatility in national and international financial markets; reductions in the market value or outflows of wealth management assets under management; decrease in the value of securities and other assets; increases in defaults and charge-off rates; changes in size and nature of our competition; changes in legislation or regulation and accounting principles, policies and guidelines; operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; reputational risk; changes in the assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in our Annual Report on Form 10-K and updated in our Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date on which they are made and the Corporation does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date the forward-looking statements are made.

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended, or the “Securities Act,” with the Securities and Exchange Commission, or the “SEC.” Under this shelf registration statement, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

As used in this prospectus, the “Corporation,” “we,” “our,” and “us” refer to Washington Trust Bancorp, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the “Bank” refers to The Washington Trust Company, of Westerly. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

About Washington Trust Bancorp, Inc.

Washington Trust Bancorp, Inc., a publicly-owned registered bank holding company that has elected to be a financial holding company, was organized in 1984 under the laws of the state of Rhode Island. The Corporation’s common stock trades on Nasdaq under the symbol WASH. The Corporation owns all of the outstanding common stock of the Bank, a Rhode Island chartered financial institution founded in 1800. The Corporation was formed in 1984 under a plan of reorganization in which outstanding common shares of the Bank were exchanged for common shares of the Corporation.

The Bank provides a full range of financial services, including commercial, residential and consumer lending, retail and commercial deposit products, and wealth management and trust services. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation, subject to regulatory limits. The Bank has a registered investment adviser subsidiary, Washington Trust Advisors, Inc. The Bank also has a mortgage banking subsidiary, Washington Trust Mortgage Company LLC, that is licensed to do business in Rhode Island, Massachusetts, Connecticut and New Hampshire. The Corporation’s residential mortgage origination business conducted in residential mortgage lending offices located outside of Rhode Island is performed by this Bank subsidiary.

Our address is 23 Broad Street, Westerly, Rhode Island 02891, and the telephone number is (401) 348-1200. You can find additional information regarding the Corporation in its filings with the SEC referenced in the section of this document titled “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q, and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we otherwise specify in a supplement to this prospectus, we intend to use the net proceeds from our sale of the securities covered by this prospectus for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in the Bank as regulatory capital; financing possible investments or acquisition; expansion of the business; and investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, the preferred stock, the depositary shares, the debt securities, the warrants, and the units that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our articles of incorporation and by-laws that have been filed with the SEC, each as amended to date.

General

Under our articles of incorporation, we have authority, without further shareholder action, to issue up to 60,000,000 shares of common stock, $0.0625 par value per share.

As of July 31, 2023, we had 17,019,239 shares of common stock issued and outstanding. Our common stock is listed on the Nasdaq under the symbol “WASH.”

We may issue common stock from time to time. Our board of directors must approve the amount of stock we sell and the price for which it is sold. Holders of our common stock do not have preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that we may issue. Our common stock does not have any redemption or sinking fund provisions or any conversion rights.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends.

Voting Rights

Except as otherwise required by law or by the terms of any other class or series of stock, holders of our common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Holders of our common stock are entitled to one vote per share. Holders of our common stock elect our board of directors and act on other matters as are required to be presented to them under Rhode Island law or as are otherwise presented to them by the board of directors. There is no cumulative voting in the election of our directors.

All matters to be voted on by shareholders, other than the election of directors, must be approved by a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present. In elections of directors, a plurality voting standard will apply.

Preemptive Rights

Holders of our common stock have no preemptive rights under our articles of incorporation or by-laws.

Liquidation/Dissolution Rights

In the event the Corporation is liquidated, dissolved or its affairs are wound up, holders of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that we may legally use to pay distributions after it pays or makes adequate provision for all our debts and liabilities.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended, or the “BHCA,” requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Board of Governors of the Federal Reserve System, or the “Federal Reserve,” prior to the acquisition of more than 5% of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over the Corporation, may be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, Rhode Island law requires the prior approval of the Superintendent of the Rhode Island Department of Business Regulation, Banking Regulation Division for (i) the acquisition of more than 5% of the voting shares of a Rhode Island financial institution or Rhode Island Bank or any financial institution holding company that controls a Rhode Island financial institution or Rhode Island bank by certain banking entities, or (iii) the acquisition by a Rhode Island financial institution or Rhode Island bank or a Rhode Island financial institution holding company of more than 5% of the voting shares of a financial institution or a foreign bank.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of shares of our preferred stock that we may offer by this prospectus. We may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read the articles of incorporation and bylaws of the Corporation that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our articles of incorporation designating the terms of a series of preferred stock.

General

Under our articles of incorporation, we have the authority to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, as described below.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. The issuance by the Corporation of preferred stock could dilute both the equity interests and the earnings per share of existing holders of the Corporation’s common stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to the Corporation’s common stock, and in such event would have a dilutive effect on the voting power of our existing shareholders.

Terms

You should refer to the prospectus supplement relating to the offering of a class or series of preferred stock or the certificate of designation designating the class or series of preferred stock for the specific terms of that class or series, including:

•the distinctive class or serial designation and the number of shares constituting such class or series;

•the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

•the voting powers, full or limited, if any, of the shares of such class or series;

•whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

•the amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•the price or other consideration for which the shares of such class or series shall be issued;

•whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

•such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our board of directors may deem advisable.

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

General

We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.
We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.
While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal of Preferred Stock

If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

Redemption of Deposited Preferred Stock

If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Voting of Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Taxation

Owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:

•no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

•the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

•all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the depositary and us. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement, of which this prospectus forms a part, for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•do not limit the amount of debt securities that we may issue;

•allow us to issue debt securities in one or more series;

•do not require us to issue all of the debt securities of a series at the same time; and

•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•the title of the debt securities and whether they are senior or subordinated;

•any limit upon the aggregate principal amount of the debt securities of that series;

•the title of the debt securities and whether they are senior or subordinated;

•any limit upon the aggregate principal amount of the debt securities of that series;

•the date or dates on which the principal of the debt securities of the series is payable;

•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•the right, if any, to extend the interest payment periods and the duration of such extension;

•the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the form of the debt securities of the series;

•if other than minimum denominations of $1,000 or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

•whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

•whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•any additional or alternative events of default to those set forth in the indenture;

•any additional or alternative covenants to those set forth in the indenture;

•the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the U.S. dollar);

•if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•the applicability of any guarantees;

•any restrictions on transfer, sale or assignment of the debt securities of the series; and

•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•is in conflict with any law or the applicable indenture;

•may involve the trustee in personal liability; or

•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•to comply with the covenant described above under “–Merger, Consolidation or Sale of Assets”;

•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add events of default for the benefit of the holders of all or any series of debt securities;

•to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities

•to establish the form or terms of debt securities of any series;

•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee to appoint a separate trustee with respect to any series;

•to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we shall be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•the offering price and aggregate number of warrants offered;

•the currency for which the warrants may be purchased;

•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•the periods during which, and places at which, the warrants are exercisable;

•the manner of exercise;

•the dates on which the right to exercise the warrants will commence and expire;

•the manner in which the warrant agreement and warrants may be modified;

•federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and

•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions of the governing unit agreement;

•the price or prices at which such units will be issued;

•the applicable U.S. federal income tax considerations relating to the units;

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION

We may sell securities:

•through underwriters;

•through dealers;

•through agents;

•directly to purchasers; or

•through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•at a fixed price, or prices, which may be changed from time to time;

•at market prices prevailing at the time of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•the name of the agent or any underwriters;

•the public offering or purchase price;

•any discounts and commissions to be allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;

•any discounts and commissions to be allowed or paid to dealers; and

•any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts, and with respect to matters of Rhode Island law, Partridge Snow & Hahn LLP, Providence, Rhode Island.

EXPERTS

The consolidated financial statements of the Corporation as of December 31, 2022 and 2021 and each of the three years in the period ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022, have been audited by Crowe LLP , an independent registered public accounting firm, as set forth in their report appearing in Washington Trust Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-32991. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023;
•Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, filed on May 4, 2023 and June 30, 2023, filed on August 3, 2023;
•Current Reports on Form 8-K, filed on February 10, 2023, April 27, 2023 and June 15, 2023;
•Portions of our Proxy Statement filed on March 14, 2023 that have been incorporated by reference into our Annual Report on Form 10-K; and
•The description of our common stock contained in our registration statement on Form S-3, filed on October 1, 2020 under Section 12 of the Exchange Act, and any amendments or report filed for the purpose of updating such description.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: Washington Trust Bancorp, Inc., 23 Broad Street, Westerly, Rhode Island 02891, Attention: Corporate Secretary. Our telephone number is (401) 348-1200.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and on our website at www.washtrust.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

1,911,764 Shares
WASHINGTON TRUST BANCORP, INC.
Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

December 12, 2024